Opinion re Legality

                  [Wyche, Burgess, Freeman & Parham Letterhead]

                                 October 1, 1998


Mount Vintage Plantation Golf Course, LLC
108-1/2 Courthouse Square
Edgefield, South Carolina 29824


         Re:      Opinion  regarding  legality of shares issued  pursuant to the
                  Registration   Statement   on  Form  S-11  of  Mount   Vintage
                  Plantation Golf Club, LLC


Ladies and Gentlemen:

         The opinion set forth below replaces in its entirety our opinion addressed to you on the same matter and dated August 31, 1998, and is rendered with respect to the 150 membership units (the "Membership Units") of the Mount Vintage Plantation Golf Club, LLC, a South Carolina limited liability company (the "Company"), that will be registered with the Securities and Exchange
Commission on a registration statement on Form S-11 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended.

         In this regard, we have examined the Company's Articles of Organization and the form of the Company's operating agreement (the "Operating Agreement") included as an appendix to the prospectus (the "Prospectus") contained in the Registration Statement. We assume that purchasers of the Membership Units pursuant to the Registration Statement will become parties to the Operating Agreement by execution of the subscription agreement included as an appendix to the Prospectus and that the Company will be run in accordance with the terms of the Operating Agreement. We have also examined originals or copies of such corporate documents and records of the Company, certificates of public officials, certificates of the Company or any officer thereof and such other documents as we have deemed relevant and necessary as the basis for this opinion and statement.

         With respect to matters of fact, we have relied upon certificates of public officials and certificates of the Company or any officer thereof and have assumed, without independent investigation, the accuracy of the factual statements made and the information contained in such certificates. Nothing has come to our attention to cause us to believe that we are not justified in relying upon such certificates.

         We have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the accuracy and completeness of all documents made available to us by the Company. We have assumed, without investigation, the legal capacity of all persons. We have assumed, without investigation, that there has not been any mutual mistake of fact or misunderstanding. With respect to agreements, instruments and other documents executed by entities or individuals other than or in addition to the Company, we have assumed, without investigation, the power and authority of any such other entity or individual to enter into and perform all of its or his obligations under such agreements, instruments and other documents, the due execution and delivery by each such entity or individual of such agreements, instruments and other documents and that such agreements, instruments and other documents are the valid, binding and enforceable obligations of each such other entity or individual.

         Based on and subject to the foregoing and subject to the comments, limitations and qualifications set forth below, we are of the opinion that upon payment to the Company by purchasers of the Membership

Units of the price indicated in the Registration Statement therefore, the Membership Units offered pursuant to the Registration Statement will be legally issued, fully paid to the Company and non-assessable.

         The foregoing opinion is limited solely to matters governed by the laws of the State of South Carolina in force on the date of this letter. We express no opinion with regard to any matter that may be (or that purports to be) governed by the laws of any other state or jurisdiction or any political subdivision of the State of South Carolina. In addition, we express no opinion with respect to any matter arising under or governed by the South Carolina Uniform Securities Act, as amended, or any law respecting any environmental matter.

         This opinion is rendered as of the date of this letter and applies only to the matters specifically covered by this opinion, and we disclaim any continuing responsibility for matters occurring after the date of this letter. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.



         Except as noted below, this opinion is rendered for your benefit in connection with the Registration Statement and the benefit of purchasers of the Membership Units offered thereby and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.



         We consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                      Very truly yours,

                                         WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                                      ------------------------------------------
                                     /s/ Wyche, Burgess, Freeman & Parham, P.A.


                                      II-11